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                                 EXHIBIT 10.42
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                 AGREEMENT FOR REHAB PROGRAM MANAGEMENT SERVICES

THIS AGREEMENT ("Agreement") is made as of this 9th day of April, 1996 by and between Paragon Rehabilitation, Inc., a provider of rehab program management services, contractor (hereinafter referred to as "CONTRACTOR"), and Wilora Lake Healthcare Center (hereinafter referred to as "FACILITY").

                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings assigned below:

(a)   "Agreement" means this Agreement For Rehab Program Management Services

(b) "Direct Therapy Services Agreement" means the agreement for the provision of therapy services consisting of the disciplines of occupational therapy, physical therapy, speech-language pathology, and/or audiology

(b) "Commencement Date" means that date established as the beginning of the term of this Agreement.

(c) "Rehab Program Management Services" means the coordination and integration of those direct therapy services to achieve the maximum potential benefit for each rehabilitation patient. This includes Rehab Program Management and Program Support Services.

                                    ARTICLE I
                           OBLIGATIONS OF CONTRACTOR

01    Services By Contractor

      (a) All services shall be furnished in accordance with applicable requirements of federal and state laws, and the applicable policies of the FACILITY, any third-party payors and CONTRACTOR.

      (b) All services shall be rendered in a competent, efficient and satisfactory manner, in compliance with professional standards.

      (c) CONTRACTOR shall maintain adequate personnel to perform the services required to be performed by it under this Agreement, and shall provide FACILITY with copy of current license and/or registration and renewal and upon request, provide FACILITY with the qualifications of a particular employee.

02    Access to Books, Records, and Documents

      Until the expiration of four (4) years after the furnishing of services pursuant to this Agreement, CONTRACTOR agrees to make available to the Secretary of Health and Human Services and the U-S- Comptroller General or to any of their duly authorized representatives, this Agreement and all books, documents, and records necessary to certify the nature and extent of the costs of those services.

03    Exclusivity

      CONTRACTOR shall be the exclusive agent under this Agreement to provide Rehab Program Management Services under the terms and conditions of this
Agreement.
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04    Services from Rehabilitation Program Management

      (a) CONTRACTOR shall provide a Rehab Program Manager and Rehab Program Support services to coordinate the provision of rehabilitative services at the FACILITY. CONTRACTOR anticipates that the time requirements to deliver the stated service will vary in proportion to the level of rehabilitation conducted for the FACILITY's patients. CONTRACTOR agrees to provide these services in sufficient time components to fulfill CONTRACTOR's responsibilities under this Agreement.

      (b) The Rehab Program Manager shall function as the coordinator of the program and has responsibilities in the following areas:

            (i)   attending meetings related to the rehabilitative services,
            (ii) reviewing the potential rehabilitation requirements of a prospective patient prior to admission,
            (iii) coordinating and implementing quality standards, outcome measurement and program evaluation for the rehabilitative services provided,
            (iv) assuring conformance with applicable federal, state and accrediting body standards and requirements, and
            (v) consulting and training in documentation supporting rehabilitation, clinical review and/or accreditations.

      (c)   The Rehab Program Support services include the following:

            (i)   Rehab Physician consultations
            (ii)  recruiting, hiring and retaining therapy staff
            (iii) quality control and patient care criteria for rehab services
            (iv) quarterly written progress reports to the FACILITY on the effectiveness of its rehab program
            (v)   quarterly outcome reports
            (vi)  restorative nursing and rehab nursing training and inservices
            (vii) CONTRACTOR supervisory staff services
           (viii) rehab office equipment such as facsimile machine, computer and modem connection, telephone service, copy service, etc.

      (d) It is expressly understood that CONTRACTOR's personnel will not provide any services or be responsible for any services outside of the rehabilitation program and will not be responsible for other normal administrative and medical record functions related to the applicable patients' routine nursing care, nursing and rehabilitation medical records, nursing and rehabilitation billing and other administrative functions at the FACILITY level related to the rehabilitative services program.

05    Equipment and Supplies

      CONTRACTOR agrees to supply, consumable disposable office supplies necessary to coordinate the rehabilitative services program.


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                                   ARTICLE II
                             OBLIGATIONS OF FACILITY

06    Control and Direction

      FACILITY, acting by and through its duly authorized officers and employees, shall at all times be responsible for and exercise overall control and direction of the rehabilitative services program.

07    Patient Information

      FACILITY shall furnish CONTRACTOR with information, assistance, documentation and cooperation which may be required or appropriate for CONTRACTOR to fulfill its respective duties and responsibilities under this Agreement and any applicable federal and state laws.

08    Control and Responsibilities

      FACILITY is the provider of services and as such, shall exercise supervision and control over all services furnished which shall include accepting rehabilitation patients for treatment in accordance with admission policies established by the FACILITY for such services.

                                   ARTICLE III
                                TERM OF AGREEMENT

09    Term

      This Agreement shall begin on the 1st day of May, 1996 ("Commencement Date") and shall continue to be in effect in conjunction with the Direct Therapy Services Agreement.

                                   ARTICLE IV
                           OBLIGATIONS OF BOTH PARTIES

010   Indemnification and Limitations

      (a)   Indemnification: Hold Harmless

            (i) CONTRACTOR shall be responsible for the rehabilitative services furnished to the patients of FACILITY. In the event FACILITY shall suffer any loss as a result of the actions of CONTRACTOR's personnel in the provision of rehabilitative services, CONTRACTOR shall indemnify and hold FACILITY harmless from that loss.

            (ii) FACILITY shall be responsible for the actions of its personnel and patients/residents and shall indemnify and hold CONTRACTOR harmless from any loss it might suffer as a result of the actions or failure to act by the personnel or patients/residents of FACILITY.

      (b)   Limitations

            Notwithstanding anything in this paragraph or any other provision of this Agreement to the contrary, the aggregate amount of any damages, fees, expenses. losses, claims, liabilities and costs for which CONTRACTOR shall be liable pursuant to these indemnification provisions or otherwise as a result of its breach of or default under this Agreement shall be limited to the total amount of the consideration actually paid to CONTRACTOR pursuant to the terms of this Agreement.


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011   Independent Contracting Parties

      This Agreement establishes an independent contract or relationship between FACILITY and CONTRACTOR. Neither party shall be construed in any manner whatsoever to be an employee or agent of the other, nor shall this Agreement be construed as a contract of employment, agency or joint venture. It is further expressly understood that all personnel provided by CONTRACTOR in support of the Rehabilitation Program shall not in any manner be construed to be employees of or contractors to the FACILITY, but shall be employees of or contractors to CONTRACTOR, which shall be solely responsible for the wages, salaries, benefits, payroll taxes, insurance (including workers compensation and professional liability insurance) and all other burdens of employment of such employees or subcontractors.

012   Compliance with Title VI of the Civil Rights Act of 1964

      FACILITY and CONTRACTOR agree to be in full compliance with Title VI of the Civil Rights Act of 1964 and all requirements imposed by and pursuant to the regulations of the United States Department of Health and Human Services issued pursuant to that Title, so that no person in the United states of America shall, on the grounds of race, color, disability, or national origin, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under any program or activity provided by FACILITY or CONTRACTOR.

                                    ARTICLE V
                                    PAYMENTS

013   Fee schedule

      (a)   Monthly Fee

            CONTRACTOR shall be paid a monthly fee of $15,000.00 by FACILITY for the services identified in this Agreement. This fee is based on the equivalent to the average Salary for a Rehab Program Manager which includes recruiting and placement fees, training, supervision, employee compensation, and benefits package and Program Support Services.

            The schedule of fees set forth above may be changed by CONTRACTOR at any time upon not less than thirty (30) days written notice to FACILITY. Notice of such changes will be submitted to FACILITY with an explanation for the change, at least thirty (30) days prior to the scheduled effective date. The changes will be implemented on the scheduled effective date unless the FACILITY objects to the change in writing before the scheduled effective date.

      (b)   Payment Documentation

            CONTRACTOR shall submit an invoice for services rendered during the month to the FACILITY on a monthly basis.

      (c)   Payment Terms

            FACILITY shall pay CONTRACTOR for all services rendered by CONTRACTOR, within thirty (30) days from the date of invoice.

      (d)   Disallowed Payments

            CONTRACTOR will indemnify FACILITY for any portion that is disallowed by Medicare.


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                                   ARTICLE VI
                                    INSURANCE

014   Insurance

      CONTRACTOR agrees, during the term of this Agreement, to maintain the following insurance coverage:

      (a) Commercial General Liability with limits of not less than $1,000,000 per occurrence and $3,000,000 aggregate;

      (b) Professional Malpractice Liability Insurance providing coverage of all CONTRACTOR personnel provided pursuant to the terms of this Agreement with limits of not less than $1,000,000 per occurrence and 3,000,000 aggregate; and

      (c) Workers Compensation Insurance as regulated by the laws of the State providing coverage of all CONTRACTOR personnel provided pursuant to the terms of this Agreement.

                                   ARTICLE VII
                        NON-DISCLOSURE AND CONFIDENTIALLY

015   Non-Disclosure and Confidentiality

      (a) FACILITY hereby acknowledges that CONTRACTOR in the future may make disclosures to FACILITY of certain confidential and proprietary information and materials related to, or in connection with CONTRACTOR and its business and operations. The contents of all such disclosures, explanations and any writings and materials related thereto whether or not prepared by CONTRACTOR, are deemed CONTRACTOR's proprietary information.

      (b) In addition to all other remedies available to CONTRACTOR at law or in equity, CONTRACTOR shall have the right to enforce the provisions of this Article VIII by injunctive relief against the party wrongfully disclosing such information or against any other third party to whom the information is disclosed.

                                  ARTICLE VIII
                             MISCELLANEOUS COVENANTS

016   Assignment

      Except as otherwise provided in this Agreement, neither party shall assign their respective rights, duties and/or obligations under this Agreement without the prior written consent of the other party. Subcontractors may be used by CONTRACTOR as it deems appropriate or necessary.

017   Binding Agreement

      The terms, covenants, conditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns. Except as provided in this Agreement, no other part may be contracted with by FACILITY to furnish rehabilitation services during the term of this Agreement.


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018   Notices

      All notices, demands and requests contemplated or required to be given hereunder by either party to the other shall be in writing, and shall be delivered by certified mail, postage prepaid, return receipt requested, or by personal delivery or courier, with acknowledgment of delivery:

      (a)   If to CONTRACTOR:

            Paragon Rehabilitation, Inc.
            3100 West End Ave, Suite 470
            Nashville, TN 37203
            ATTN:  President/CEO

      (b)   If to FACILITY:

            Wilora Lake Healthcare Center
            6001 Wilora Lake Road
            Charlotte, NC 28212
            ATTN:  Administrator

      or to such other address or to such other person as may be designated by notice given from time to time during the term by one party to the other. Any notice, demand or request hereunder shall be deemed given as of the date of its receipt at the address to which such notice is to be directed, regardless of any other date that may appear.

019   Entire Agreement, Amendment

      This Agreement, together with its schedules, contains the entire agreement between the parties with respect to the subject matter hereof, and no prior oral or written representations or agreements between the parties shall be of any force and effect. Any additions, amendments or modifications to this Agreement shall be of no force and effect unless in writing and signed by both parties.

020   Governing Law

      This Agreement has been executed and delivered in the State of Georgia and all terms and provisions hereof and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws thereof.

021   Captions and Heading

      The captions and headings throughout this Agreement are for convenience of reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation construction or meaning of any provision of, or the scope of intent of, this Agreement nor in any way effect this Agreement.

022   Costs and Expenses

      All fees, costs, expenses, debt, and other obligations incurred by a party in connection with the performance of its services under this Agreement shall be borne by that party, except as expressly provided herein to the contrary.


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023   Authorization of Agreement

      All parties represent and warrant, each to the other, that the execution and delivery of this Agreement has been duly authorized by each party.

024   Enforceability

      If a provision hereof or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder hereof, or the application of such provision to person or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each provision hereof shall be valid and be enforced to the fullest extent permitted by law, provided that the parties shall exercise their best efforts to accommodate the terms and intent of this Agreement to the greatest extent possible consistent with the requirements of law.

8.10  Indulgences

      Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, or privilege ("Right") under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

8.11  Number of Days

      In computing the number of days for purposes of the Agreement, unless otherwise stated, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday. or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday, or holiday.

8.12  Attorneys Fees

      In the event of litigation arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to the relief granted, all costs incurred, including reasonable attorney's fees.

IN WITNESS WHEREOF, the parties hereto have executed sealed and delivered this Agreement through their duly authorized representatives, as of the day and year first above written.


                                    By: /s/ Lawrence W. Lepley
                                        -------------------------------------
                                    Title:  President


                                    FACILITY: Wilora Lake Healthcare Center

                                    By: /s/ Kenneth Edwards
                                        -------------------------------------

                                    Title: Administrator


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                                 SCHEDULE 10.42

      Paragon has entered into agreements substantially identical to Exhibit
10.42 as follows:

      1. Agreement for Rehab Program Management Services effective as of April 22, 1996 with Tri-State Health and Rehab Center.

      2. Agreement for Rehab Program Management Services effective as of June 1, 1996 with THS of Kannapolis.

      3. Agreement for Rehab Program Management Services effective as of January 1, 1997 with Royal Terrace Nursing and Rehab Center.

      4. Agreement for Rehab Program Management Services effective as of May 1, 1996 with Evangeline of King.

      5. Agreement for Rehab Program Management Services effective as of April 1, 1996 with Montclair Nursing Center.

      6. Agreement for Rehab Program Management Services effective as of June 1, 1996 with THS of Charlotte.

      7. Agreement for Rehab Program Management Services effective as of April 1, 1996 with Evangeline of Woodfin.

      8. Agreement for Rehab Program Management Services effective as of April 1, 1996 with Evangeline of Lenoir.

      9. Agreement for Rehab Program Management Services effective as of May 1, 1996 with THS of Cary.

      10. Agreement for Rehab Program Management Services effective as of June 1, 1996 with Evangeline of Archdale. A material detail in which this agreement differs from Exhibit 10.42 is that Paragon is paid a monthly fee of $12,000.

      11. Agreement for Rehab Program Management Services effective as of July 1, 1996 with Pinewood Care Center. A material detail in which this agreement differs from Exhibit 10.42 is that Paragon is paid a monthly fee of $12,000.

      12. Agreement for Rehab Program Management Services effective as of December 5, 1996 with The Health and Rehabilitation Centre at Dolphins View. A material detail in which this agreement differs from Exhibit 10.42 is that Paragon is paid a monthly fee of $12,000.

      13. Agreement for Rehab Program Management Services effective as of June 1, 1996 with Evangeline of Albemarle. A material detail in which this agreement differs from Exhibit 10.42 is that Paragon is paid a monthly fee of $12,000.

      14. Agreement for Rehab Program Management Services effective as of August 1, 1996 with Libby Care Center. A material detail in which this agreement differs from Exhibit 10.42 is that Paragon is paid a monthly fee of $8,000.

      15. Agreement for Rehab Program Management Services effective as of March 1, 1996 with Grant Park Care Center.


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      16. Agreement for Rehab Program Management Services effective as of July
1, 1996 with The Oaks at Sweeten Creek. A material detail in which this agreement differs from Exhibit 10.42 is that Paragon is paid a monthly fee of $12,000.


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